EXHIBIT 10.47

FIRST AMENDMENT TO AND RESTATEMENT OF PREFERRED SHIP MORTGAGE

Made by

ELDORADO CASINO SHREVEPORT JOINT VENTURE,

“MORTGAGOR”

c/o Eldorado Resorts LLC

345 North Virginia Street

Reno, Nevada 89501

Attention: Chief Financial Officer

In Favor of

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE AND COLLATERAL AGENT,

“MORTGAGEE”

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, Connecticut 06103,

Attention: Corporate Trust Services

ON

HOLLYWOOD DREAMS

OFFICIAL NO. 1099497

Dated as of July 21, 2005

DISCHARGE AMOUNT: $140,000,000.00 (or such

lesser amount as shall have been advanced), together

with Interest and Performance of Mortgage Covenants

FIRST AMENDMENT TO AND RESTATEMENT OF

PREFERRED SHIP MORTGAGE

Mortgagor:	ELDORADO CASINO SHREVEPORT
JOINT VENTURE
345 North Virginia Street Reno, Nevada 89501
Mortgagor’s Interest in the Vessel: 100%
Mortgagee:	U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE & COLLATERAL AGENT
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103
Attention: Corporate Trust Services
Mortgagee’s Interest in the Vessel: 100%
Amount of Mortgage: $140,000,000
Maturity Date: August 1, 2012

THIS FIRST AMENDMENT TO AND RESTATEMENT OF PREFERRED SHIP MORTGAGE, dated as of July 21, 2005 (this “First Amendment”) is made and given by ELDORADO CASINO SHREVEPORT JOINT VENTURE (previously known as Hollywood Casino Shreveport), a Louisiana general partnership, whose address is set forth above (hereinafter referred to as the “Mortgagor”), to U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent for the benefit of any and all current and future holders of the Notes (as such term is hereinafter defined), whose address is set forth above (hereinafter referred to, together with its successors and assigns, as the “Mortgagee” or the “Trustee”).

RECITALS:

A. This First Amendment amends that certain Preferred Ship Mortgage by Mortgagor in favor of Mortgagee (successor in interest to State Street Bank and Trust Company) dated June 15, 2001 and filed and recorded at Book 01-47, Page 270 of the records of the United States Coast Guard National Vessel Documentation Center at 5:04 p.m. on June 15, 2001 (the “Original 2001 Mortgage”).

B. Mortgagor, under its prior name Hollywood Casino Shreveport (“Original Mortgagor”) and Shreveport Capital Corporation, a Louisiana corporation (“Capital”, and together with the Original Mortgagor, the “Original Issuers”), and certain Guarantors that are signatory thereto entered into an Indenture dated as of August 10, 1999 (the “Original 1999 Indenture”) with State Street Bank and Trust Company, a Massachusetts trust company (in such capacity, the “Original 1999 Trustee”), as trustee, for the holders of the Original 1999 Notes (defined below) under the Original 1999 Indenture, pursuant to which the Original Issuers issued $150,000,000 of their 13% First Mortgage Notes due 2006 with Contingent Interest (as amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the “Original 1999 Notes”).

C. Original Issuers and certain Guarantors that are signatory thereto entered into an additional Indenture dated as of June 15, 2001 (the “Original 2001 Indenture”) with State Street Bank and Trust Company, a Massachusetts trust company (in such capacity, the “Original 2001 Trustee”), as trustee, for the holders of the Original 2001 Notes (defined below) under the Original 2001 Indenture, pursuant to which the Original Issuers issued $39,000,000 of their 13% Senior Secured Notes due 2006 with Contingent Interest (as amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the “Original 2001 Notes”). The Original 1999 Notes and the Original 2001 Notes are collectively referred to as the “Original Notes”. The Original 1999 Indenture and the Original 2001 Indenture are collectively referred to as the “Original Indentures”.

D. Mortgagee is successor by substitution to the Original 1999 Trustee and the Original 2001 Trustee and in such capacity is the Secured Party under the Original Mortgages defined below.

E. To secure Original Issuers’ obligations under the Original 1999 Indenture and the Original 1999 Notes, Original Mortgagor entered into, among other collateral grants, a First Preferred Ship Mortgage (“Original 2000 Mortgage”) dated August 4, 2000, pursuant to which Original Mortgagor granted to Trustee a lien and security interest in the Vessel defined therein. The Original 2000 Mortgage was filed and recorded at Book 00-112, Page 28 of the records of the United States Coast Guard National Vessel Documentation Center at 10:45 a.m. on September 14, 2000.

F. To secure Original Issuers’ obligations under the Original 2001 Indenture and the Original 2001 Notes, Original Mortgagor entered into, among other collateral grants, the Original 2001 Mortgage pursuant to which Original Mortgagor granted to Trustee a lien and security interest in the Vessel defined therein. The Original 2000 Mortgage and the Original 2001 Mortgage are collectively referred to as the “Original Mortgages”.

G. On October 30, 2004, an order for relief was entered under Chapter 11 of the Bankruptcy Code against the Original Issuers and other related entities. Original Issuers’ administratively consolidated chapter 11 cases were heard in the United States Bankruptcy Court for the Western District of Louisiana, Shreveport Division (the “Bankruptcy Court”), as chapter 11 case no. 04-13259. On July 6, 2005, the Bankruptcy Court entered its order confirming the Joint Plan of Reorganization of the Original Issuers, HCS-Golf Course LLC and the Bondholder Committee Proposed July 6, 2005 (attached as Exhibit A hereto, the “Confirmation Order”). Also on July 7, 2005, the Bankruptcy Court entered its supplemental order attaching the omitted Exhibit A to the Confirmation Order (attached as Exhibit B hereto, the “Supplemental Order” and together with the Confirmation Order, the “Order”).

H. Pursuant to the Order, Mortgagor and Capital are authorized to execute an Amended and Restated Indenture and new Notes to evidence the allowed claims of the Holders of the Original Notes. The Order further provides that the lien and security interest created by the Original 2001 Mortgage is and shall remain a perfected first priority lien and security interest on the Vessel described in the Original 2001 Mortgage as the same may be amended and restated by this First Amendment pursuant to such Order. The Order further held that such first priority lien and security interest is and shall remain free and clear of the terms of the Pari Passu Intercreditor Agreement and the FF&E Intercreditor Agreement, each dated as of June 15, 2001, previously entered into by the Original 1999 Trustee and the Original 2001 Trustee.

I. In connection with the reorganization and pursuant to the Order, Mortgagor’s general partners have entered into a Fourth Amended and Restated Joint Venture Agreement for Eldorado Casino Shreveport Joint Venture, dated as of July 21, 2005 pursuant to which Mortgagor changed its name to Eldorado Casino Shreveport Joint Venture.

J. Mortgagor and Capital (collectively, the “Issuers”), have entered into an Amended and Restated Indenture dated as of the date hereof (as may be amended, supplemented, restated or otherwise modified from time to time, the “Indenture”) with the Trustee, pursuant to which the Issuers will issue $140,000,000 in the aggregate principal amount of 10% First Mortgage Notes due 2012 (as the same may be amended, supplemented, restated, exchanged, renewed, refinanced, replaced or otherwise modified from time to time, collectively, the “Notes” and such holders, the “Holders”), to evidence the Holders’ allowed claims in respect of the Original Notes.

K. In connection with the Indenture and the Notes, Mortgagor is amending the Original 2001 Mortgage to amend, restate, reaffirm, confirm and re-grant its prior grant of liens and security interests pursuant to this First Amendment and the Order. Concurrently herewith, Mortgagor is also amending the Original 2000 Mortgage.

L. Pursuant to the Order, the Liens under the Original Mortgages are consolidated and as consolidated, secure the Notes.

M. The Trustee has requested pursuant to the terms of the Indenture that Mortgagor execute and deliver this First Amendment, and Mortgagor has agreed to enter into this First Amendment on the Hollywood Dreams (Official Number 1099497) (the “Vessel”).

N. Now, therefore, to induce the Trustee to execute the Indenture, in consideration of the premises and of other valuable consideration, receipt of which is hereby acknowledged, Mortgagor hereby agrees as follows:

SECTION 1. AMENDMENTS. The Original 2001 Mortgage is hereby amended by deleting Articles I through VI in their entirety and replacing them with the following:

“ARTICLE I.

GRANTING CLAUSE AND DEFINITIONS

Section 1.1 Granting Clause.

To secure the full and timely payment of and the full and timely performance and discharge of the Obligations (as hereinafter defined), the Mortgagor has granted, conveyed, mortgaged, pledged, assigned, transferred, set over and confirmed and by these presents does grant, convey, mortgage, pledge, assign, transfer, set over and confirm unto the Mortgagee, as collateral agent for the Holders of the Notes, and its successors and assigns, the following:

The whole of the Vessel, duly documented in the name of the Mortgagor under the laws of the United States, together with all equipment, parts and accessories integral to the operation of the Vessel as a vessel, including, but not limited to, all of its boilers, engines, generators, air compressors, machinery, masts, spars, sails, riggings, boats, anchors, cables, chains, tackle, tools, pumps and pumping equipment, motors, apparel, furniture, computer equipment, electronic equipment used in connection with the operation of the Vessel and belonging to the Vessel, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, fittings and equipment, supplies, spare parts, fuel, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, whether or not on board said Vessel, and all extensions, additions, accessions, improvements, renewals, substitutions, and replacements hereafter made in or to said Vessel or any part thereof, or in or to any said appurtenances (the term “Vessel” as used herein being inclusive of all of the foregoing; provided that the foregoing shall not include any property which is not a “vessel” within the meaning of 46 U.S.C. (S) 31322(a); and provided further, that if any determination is made at any time that for any reason this Mortgage does include any property which is not a “vessel” within the meaning of 46 U.S.C. (S) 31322(c)(1), then such property may be separately discharged from the Lien of this Mortgage (but not the Lien of any other security instruments) by the payment by the Mortgagor to the Trustee of .01% of the total amount set forth in Section 6.1 to be applied in the manner set forth in the Indenture;

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee, its successors and assigns, forever upon the terms herein set forth;

PROVIDED, HOWEVER, and these presents are on the condition that if the Obligations are paid and performed in accordance with the terms of the Indenture and this Mortgage, then these presents and the estates and rights hereunder shall cease, terminate and be void, otherwise to be and remain in full force and effect.

Section 1.2 Definitions.

Any capitalized term used in this Mortgage and not defined herein shall have the meaning assigned to such term in the Indenture. As used herein, the following terms shall have the following meanings:

“Bankruptcy Court” shall have the meaning set forth in Section 5.5 hereof.

“Confirmation Order” shall have the meaning set forth in Section 5.5 hereof.

“Event of Loss” shall have the meaning set forth in Section 2.4 hereof.

“Event of Default” shall have the meaning set forth in Section 3.1 hereof.

“Governmental Authority” means any agency, authority, board, bureau, commission, department, office, public entity, or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, any Gaming Authority.

“Master’s Wages” shall have the meaning set forth in Section 2.6 hereof.

“Obligations” shall mean (i) the payment when due of indebtedness evidenced by the Notes, interest (including post-petition interest) as set forth in the Indenture and the Notes, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all expenses, attorneys’ fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due hereunder or under the Notes, any Guarantees of the Notes, the Indenture or the other Collateral Documents; and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements and restatements of any of the foregoing.

“Order” shall have the meaning set forth in Section 5.5 hereof.

“Supplemental Order” shall have the meaning set forth in Section 5.5 hereof.

ARTICLE II.

REPRESENTATIONS, WARRANTIES AND COVENANTS

In order to induce the Mortgagee to accept this Mortgage as collateral security for the Obligations, the Mortgagor represents and warrants to the Mortgagee and covenants and agrees with the Mortgagee that:

Section 2.1 Legal Existence; Citizenship Authorization.

The Mortgagor is a general partnership duly organized and validly existing under the laws of the State of Louisiana; and except as permitted by the Indenture, shall maintain its partnership existence during the term of this Mortgage; and the Mortgagor is and will continue to be a citizen of the United States within the meaning of Title 46, Section 802, 803 of the United States Code, as amended, and is duly qualified to engage in the trade in which the Vessel operates. The Mortgagor is duly authorized to mortgage the Vessel, and all partnership action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken by it, and this Mortgage is the valid and enforceable obligation of the Mortgagor, except that (a) the enforceability of any rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy, (b) enforceability hereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and (c) the enforceability hereof may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). All necessary consents and approvals of any Governmental Authority or any other entity to the entering into and performance of this Mortgage have been duly obtained or given and the entering into and performance of this Mortgage does not and will not contravene the terms of or constitute a default under (with or without giving of notice or lapse of time or both) any material agreement, instrument or document to which the Mortgagor is a party or by which it or its properties are bound or affected after giving effect to the use of the proceeds of the Notes.

Section 2.2 Ownership of Vessel; Warranty and Defense of Title.

Except as set forth on Schedule 2.2 hereto, the Mortgagor is the sole owner of the whole of the Vessel and is lawfully possessed of the whole of the Vessel, free from any Lien whatsoever other than the Lien of this Mortgage and the Liens permitted by Section 2.6 hereof, and the Mortgagor will warrant and defend the title to and possession of the Vessel and every part thereof for the benefit of the Mortgagee against the claims and demands of all other persons whomsoever, subject to the Liens and other matters not prohibited by the Indenture or this Mortgage.

Section 2.3 Compliance with Laws.

(a) Documentation. The Vessel is, and during the term of this Mortgage shall continue to be, duly and lawfully registered under the laws and flag of the United States, and the Mortgagor will comply with and satisfy all of the provisions of the laws of the United States in order that the Vessel shall continue to be documented pursuant to the laws of the United States as a vessel of the United States under the United States flag with such endorsements as shall qualify the Vessel for participation in the trades and services to which it may be dedicated from time to time.

(b) Title 46. The Mortgagor will, at its expense and at no cost to the Mortgagee, comply with and satisfy all the provisions of Chapters 301 and 313 of Title 46 of the United States Code, as amended, in order to establish, record and maintain this Mortgage as a preferred ship mortgage thereunder upon the Vessel. This Mortgage is in substantial compliance with the conditions and requirements contained in Section 31321 of Title 46 of the United States Code.

(c) Laws, Treaties and Conventions. The Vessel shall, and the Mortgagor covenants that it will in the operation of the Vessel, at all times comply in all material respects with all applicable laws, treaties and conventions and rules and regulations issued thereunder, including without limitation the La. Rv. Boat Economic Dev & Gaming Control Act, La. R.S. 4:501 as amended from time to time, La. R.S. 27:1-3, 11-26, 31 & 32, and shall have on board as and when required thereby valid certificates showing compliance therewith, except when (i) the use or title of the Vessel has been taken, requisitioned or chartered by any Governmental Authority, (ii) there has been actual or constructive total loss or an agreed or compromised total loss of the Vessel, or damage to the Vessel to the extent, determined in the good faith opinion of the Mortgagor, as would make repair thereof uneconomical, or (iii) the Vessel has been laid up and removed from service and the Mortgagor has taken adequate precautions for the preservation and maintenance of the Vessel.

Section 2.4 Operation of Vessel.

The Mortgagor will not (except during any period when the use or title to the Vessel has been taken, requisitioned or chartered by any Governmental Authority) cause or permit the Vessel to be operated in any manner contrary to applicable law or regulation, will not abandon the Vessel in any foreign port (unless an Event of Loss (as hereinafter defined) has occurred as to the Vessel or the safety or welfare of the Mortgagor’s employees on the Vessel is endangered), will not engage in any unlawful trade, violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture and will not do, or suffer or permit to be done, anything which is reasonably likely to injuriously affect the documentation of the Vessel under the existing laws and regulations of the United States of America. Mortgagor shall keep the operation of the Vessel within the permitted navigational limits set forth in the trading warranties of the policies of insurance covering the Vessel and in any case will not operate the Vessel, or permit the Vessel to be operated, in any area where such insurance would not be fully applicable and enforceable with respect to the Vessel and its operation.

“Event of Loss” shall mean any one of the following events: (i) actual total loss or destruction of the Vessel or any accident, occurrence or event resulting in a constructive total loss or an agreed or compromised total loss of the Vessel; or (ii) substantial damage to the Vessel, the repair of which is uneconomical, including, but not limited to, any event pursuant to which insurance proceeds are available but which are not applied to repair the Vessel, or any other event resulting for any reason whatsoever in the Vessel being permanently rendered unfit for normal use; or (iii) the condemnation, confiscation, acquisition, seizure, detention, forfeiture, purchase or other taking of title to or use of the Vessel (unless in the case of a requisition, seizure, detention, or forfeiture, such action is revoked within ninety (90) days) except the requisition of the use of the Vessel by any United States’ Governmental Authority on a basis not involving requisition of title to or seizure or forfeiture of the Vessel.

Section 2.5 Claims, Taxes, Fees, etc.

The Mortgagor will pay and discharge or cause to be paid and discharged prior to delinquency, all claims against, and fees, taxes, assessments, governmental charges, fines and penalties imposed on, the Vessel, its cargoes or any income therefrom; provided, that nothing in this Section 2.5 shall require the Mortgagor to pay any such claim, fee, tax, assessment, governmental charge, fine or penalty so long as the validity thereof shall be contested by it in good faith and by appropriate proceedings, and, provided, further, that such contest shall not subject the Vessel, or any part thereof, to forfeiture or loss.

Section 2.6 Liens.

Neither the Mortgagor, any charterer, the master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel, any Lien whatsoever other than the Lien of this Mortgage, Permitted Liens and the following: (i) Liens for wages of the crew (including wages of a master to the extent provided by 46 U.S.C. App. (S)(S) 10301-10321, inclusive (“Master’s Wages”)), general average and salvage (including contract salvage) which shall not have been due and payable for forty-five (45) days after termination of a voyage or which shall then be contested by the Mortgagor in good faith; (ii) Liens for wages of the crew (including Master’s Wages) and salvage (including contract salvage) which are either unclaimed or covered by insurance; (iii) Liens incident to current operations (except for wages of the crew including Master’s Wages and salvage) or liens covered by insurance and any deductible applicable thereto; (iv) Liens for repairs; and (v) Liens disclosed on Schedule 2.2 hereto; provided that the Liens stated to be permitted by the foregoing subparagraphs (i) through (iv) shall, unless they constitute a Lien for damage arising out of tort, for wages of a stevedore when employed directly by the Mortgagor, master, ship’s husband, or agent, for wages of the crew (including Master’s Wages) for general average, or for salvage (including contract salvage), be permitted only to the extent such Liens are either accrued (but not yet due) or are subordinate to the Lien of this Mortgage. Nothing contained in this Section 2.6 constitutes a waiver by the Mortgagee of the Mortgagee’s preferred status pursuant to the provisions of Chapters 301 and 313 of Title 46 of the United States Code. If any such Lien is placed on the Vessel which is not subordinate to the Lien of this Mortgage, Mortgagor will promptly after becoming aware of such Lien notify the Mortgagee.

Section 2.7 Notice of Mortgage.

The Mortgagor will at all times carry on board the Vessel (with the ship’s papers) a certified copy of this Mortgage and any amendments and supplements hereto and any assignments hereof, and will exhibit or cause to be exhibited the same to any person having business with the Vessel which might give rise to a Lien upon the Vessel or to the sale, conveyance, mortgage or lease thereof and, on demand, to any representative of the Mortgagee. The Mortgagor will also place and keep prominently displayed on the Vessel a framed printed notice in plain type of such size that the paragraph of reading matter shall cover a space of not less than six inches wide by nine inches high (or such other dimensions as may be required by law) reading as follows:

“NOTICE OF MORTGAGE

This Vessel is owned by Eldorado Casino Shreveport Joint Venture and is subject to a First Preferred Ship Mortgage dated as of August 4, 2000, as amended, in favor of U.S. Bank National Association, as Trustee and Mortgagee, for the benefit of the holders of the Notes, and a Preferred Ship Mortgage dated as of June 15, 2001, as amended, in favor of U.S. Bank National Association, as Trustee and Mortgagee, for the benefit of the holders of the Notes, under the authority of Chapter 301 and Chapter 313 of Title 46 of the United States Code, as amended, certified copies of which Mortgages are kept with this Vessel’s papers. Under the terms of said Mortgages neither the owner, any charterer, the master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be placed or imposed upon this Vessel any lien whatsoever other than the lien of said Mortgages, liens for wages, general average or salvage, and certain other liens permitted by the provisions of said Mortgages.”

Section 2.8 Libel or Attachment.

If a libel is filed against the Vessel or if the Vessel shall be attached, levied upon or taken into custody by virtue of any proceeding in any court or tribunal, the Mortgagor will promptly notify the Mortgagee thereof by telegram, cable or facsimile, confirmed by letter addressed to the Mortgagee, and within fifteen (15) days after any such libel, levy, attachment or taking into custody, Mortgagor will use its best efforts to cause the Vessel to be released and will promptly notify the Mortgagee of such release in the manner aforesaid. In the event that the Vessel shall not be released within such fifteen (15) day period, the Mortgagor does hereby authorize and empower the Mortgagee, in the name of the Mortgagor, or its successor or assigns, to apply for and receive possession of and to take possession of the Vessel with all the rights and powers that the Mortgagor, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee hereinabove named but also by any one such appointee or the appointees of the Mortgagee, with full power of substitution, to the same extent as if the said appointee or appointees had been named as one of the attorneys above named by express designation.

Section 2.9 Maintenance of Vessel; Change of Hailing Port.

(a) Except as to such period as (i) the use or title of the Vessel has been taken, requisitioned or chartered by a Governmental Authority, (ii) there has been actual or constructive total loss or an agreed or compromised total loss of the Vessel, or damage to the Vessel to the extent determined in the good faith opinion of the Mortgagor, as would make repair thereof uneconomic, or (iii) the Vessel has been laid up and removed from service and the Mortgagor has taken adequate precautions for the preservation and maintenance of the Vessel, the Mortgagor will, at all times and without cost or expense to the Mortgagee, maintain and preserve, or cause to be maintained and preserved, the Vessel in good running order and repair, so that the Vessel shall be tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy, in compliance with all applicable United States Coast Guard Regulations, and in as good order and operating condition for Mortgagor’s gaming operations as when made subject to the Lien of this Mortgage, ordinary wear and tear excepted; provided, however, that nothing in this Section shall prevent Mortgagor from discontinuing any operation or maintenance of any portion of the Vessel, or disposing thereof, if such discontinuance or disposal is (A) in the judgment of the Board of Directors of the Managing General Partner of the Mortgagor, desirable in the conduct of the business of the Mortgagor, and (B) not disadvantageous in any material respect to the Holders, subject in both instances to the terms of the Indenture.

(b) Except as to the Vessel during a period set out in clauses (i) or (ii) of Subsection 2.9(a) above, the Mortgagor will (i) keep the Vessel in such condition and will comply with all Marine Insurance Underwriters requirements for vessels of its type and size, and (ii) will cause the Vessel to be overhauled when necessary, and as often as required by the Marine Insurance Underwriters.

(c) Except as to the Vessel during a period set out in clause (i) or (ii) of Subsection 2.9(a) above, during each calendar year (or part thereof) in which this Mortgage is in effect, the Mortgagor shall promptly furnish to the Mortgagee copies of all Certified Marine Survey Reports in connection with annual, and other periodic and damage surveys with respect to damage greater than $250,000 with respect to the Vessel.

(d) The Mortgagor will not make, or permit to be made, any material change in the structure or type of the Vessel or in its rig if such change is disadvantageous in any material respect to the Holders, subject to the terms of the Indenture. The Mortgagor will not change the location where the Vessel is moored or the hailing port of the Vessel, if such change is disadvantageous in any material respect to the Holders, subject to the terms of the Indenture; Mortgagor shall pay for all expenses of registration or re-registration of this Mortgage incurred in connection with any such change of location or hailing port.

Section 2.10 Inspection.

Weather permitting, the Mortgagor will at all reasonable times during normal business hours, upon reasonable notice and at no cost or risk to the Mortgagor, afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting or surveying the same and its papers, provided that nothing set forth herein will limit non-intrusive access of Mortgagee and its agents, representatives and employees to public facilities at any time that the same are open to the public.

Section 2.11 Sale or Other Disposition of Vessel.

Except as allowed in the Indenture, the Mortgagor will not sell, mortgage, bareboat charter, transfer or in any other way dispose of all or any part of the Vessel without the prior written consent of the Mortgagee.

Section 2.12 Notice of Loss, Requisition or Damage.

In the event of actual loss of the Vessel or any casualty, accident or damage to the Vessel involving or estimated in good faith to involve an amount in excess of $250,000, the Mortgagor will forthwith give written notice thereof (containing full particulars) to the Mortgagee.

Section 2.13 Insurance.

(a) All Risk. The Mortgagor shall, at its own expense, keep the Vessel insured against all such risks that are insured against by prudent owners of vessels and equipment similar to the Vessel, such insurance to include, without limitation, insurance against the risks indicated below:

(i) marine (including without limitation, marine and port risk) hull insurance under the latest (at the time of issue of the policies in question) forms of American Institute of Marine Underwriters’ policies, or under such other forms of policies as are customary for similar vessels with such a use, insuring the Vessel against the usual risks covered by such forms; and

(ii) while the Vessel is laid up, at the option of the Mortgagor and in lieu of the insurance specified by subparagraph (i) above with respect to such Vessel, port risk insurance under the latest (at the time of issue of the policies in question) forms of American Institute of Marine Underwriters’ policies, or under such other forms of policies as are customary for similar vessels with such a use, insuring such Vessel against the usual risks covered by such forms.

(b) Liability; Workers’ Compensation. The Mortgagor shall maintain at all times, to the extent required by applicable law, such worker’s compensation, employer’s liability, and longshoreman and harbor worker’s insurance including a Maritime Coverage Endorsement and pollution insurance. The Mortgagor shall also, at its own expense, keep the Vessel insured against such marine protection and indemnity risks and liabilities (including, without limitation, public liabilities, marine liabilities and employer’s liability), together with umbrella liability coverage as insured against by prudent owners of vessels and equipment similar to the Vessel. Such policies shall provide that any loss under such insurance may be paid directly to the entity to whom any liability covered by such policies has been incurred.

(c) Payment Provisions. All payments made under policies of insurance maintained under this Section shall be applied as set forth in Section 4.11 of the Indenture.

(d) Constructive Total Loss. In the case of an Event of Loss which is a constructive total loss of the Vessel, the Mortgagee shall have the right (but only with prior written consent of the Mortgagor unless an Event of Default has occurred and is continuing) to claim for a constructive total loss of the Vessel, and if both (i) such claim is accepted by all underwriters under all policies then in force as to the Vessel and (ii) payment in full is made in cash under such policies, then the Mortgagee shall have the right to abandon the Vessel to the underwriters under such policies, free from the Lien of this Mortgage.

(e) Agreed Total Loss. The Mortgagee shall not have the right to enter into an agreement or compromise providing for an agreed or compromised total loss of the Vessel without the prior consent of the Mortgagor unless an Event of Default has occurred and is continuing. If the Mortgagor shall have given its prior consent thereto, or an Event of Default has occurred and is continuing, the Mortgagee shall have the right in its discretion to enter into an agreement or compromise providing for an agreed or compromised total loss of the Vessel, provided the same is agreed to by underwriters under all applicable policies.

(f) Insurers. All insurance required under this Section 2.13 shall be placed and kept with the United States Government, or such insurance companies, underwriters’ associations, clubs or underwriting funds as are reputable and generally recognized within the industry.

(g) Taking by United States. During the continuance of a taking, requisition or charter of the use of the Vessel by any governmental body of the United States of America

(including, without limitation, the state of Louisiana), the provisions of this Section 2.13 shall be deemed to have been complied with in all respects as to the Vessel if the United States Government or any governmental body (including, without limitation, the state of Louisiana) shall have agreed (i) to reimburse the Mortgagee and the Mortgagor for loss or damage resulting from the risks indicated in paragraphs (a) and (b) of this Section 2.13, or (ii) that the Mortgagee and the Mortgagor shall be entitled to just compensation therefor. In addition, the provisions of this Section 2.13 shall be deemed to have been complied with in all respects during any period after title to the Vessel shall have been taken or requisitioned by the United States Government or governmental body (including, without limitation, the state of Louisiana) or there shall have been an actual or constructive total loss or an agreed or compromised total loss of the Vessel. In the event of any taking, requisition, charter or loss of the Vessel contemplated by this paragraph (g), the Mortgagor shall promptly furnish to the Mortgagee a sworn certificate of an officer of the Mortgagor stating that such taking, requisition, charter or loss has occurred and, if there shall have been a taking, requisition or charter of the use of the Vessel, that the United States Government or governmental body (including, without limitation, the state of Louisiana) has agreed (i) to reimburse the Mortgagor for loss or damage resulting from the risks indicated in the above-mentioned paragraphs (a) and (b) or (ii) that the Mortgagor or the Mortgagee, as the case may be, is entitled to just compensation therefor.

(h) Mortgage Provisions. All insurance required under this Section 2.13 shall be taken out in the name of the Mortgagor. The Mortgagee shall be named as an additional insured under all liability policies (other than workers’ compensation and similar insurance) and the Mortgagor and the Mortgagee (or its assignee) shall be named as the sole loss payees under all physical damage policies in accordance with paragraph (c) of this Section 2.13. All policies for such insurance shall also provide that (i) there shall be no recourse against the Mortgagee (or its assignee) for the payment of premiums or commissions, (ii) if such policies provide for the payment of club calls, assessments or advances, there shall be no recourse against the Mortgagee (or its assignee) for the payment thereof, and (iii) at least ten (10) days’ or such greater period as may be provided in any such policy prior written notice of any cancellation, reduction in amount or material change in coverage of such insurance shall be given to the Mortgagee (or its assignee) by the insurance underwriters. All policies for physical damage shall also contain a breach of warranty clause in favor of the Mortgagee, to the extent applicable.

(i) Compliance. The Mortgagor shall not do any act, nor voluntarily suffer nor permit any act to be done, whereby any insurance required by this Section 2.13 shall or may be suspended, impaired or defeated, or suffer or permit the Vessel to engage in any voyage, to engage in any activity or to carry any cargo not permitted under the policies of insurance then in effect without first procuring reasonably comparable insurance for such voyage, activity or the carriage of such cargo.

(j) Assignment of Insurance to Surety. In the event that any claim or Lien is asserted against the Vessel for loss, damage, or expense that is covered by insurance hereunder and it is necessary for the Mortgagor to obtain a bond or supply other security to prevent arrest of the Vessel or to obtain the release of the Vessel from arrest on account of said claim or Lien, so long as no Event of Default has occurred and is continuing, the Mortgagee, upon the written request of the Mortgagor, shall assign all or any part of its right, title and interest in and to said insurance covering such loss, damage or expense, to any entity executing a surety or guaranty bond or other agreement to save or release the Vessel from such arrest as collateral security to indemnify against liability under said bond or other agreement.

(k) Policies. The Mortgagor, upon execution of this Mortgage, shall deliver to the Mortgagee true copies of the original policies, certified to the satisfaction of the Mortgagee, evidencing the insurance maintained under this Section 2.13. If the Mortgagor executes any new or renewal policies of insurance under this Section 2.13, the Mortgagor, upon the request of Mortgagee, will promptly deliver to the Mortgagee true copies of such policies.

(l) Opinion and Certificates. At such times as the Mortgagee may reasonably request, the Mortgagor shall furnish or cause to be furnished to the Mortgagee a detailed certificate or opinion (signed by a reputable insurance broker) as to the insurance maintained by the Mortgagor pursuant to this Section 2.13, specifying the respective policies of insurance covering the same and attaching certificates of confirmation evidencing the same and stating with regard to the insurance maintained by the Mortgagor pursuant to this Section 2.13 the amounts, deductibles, and the risks against which such insurance is issued.

(m) Oil Pollution. The Mortgagor shall on behalf and for the benefit of itself and the Mortgagee (i) when required by law, maintain a Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Oil Pollution Act of 1990, as amended, and (ii) maintain such additional coverage for the Vessel in respect of oil pollution liability as may be customary among prudent owners of similar vessels from time to time.

(n) Obligation to Collect. Mortgagor shall, at no cost or expense to the Mortgagee, have the duty and responsibility to make all proofs of loss and take any and all other steps necessary to effect collections from underwriters for any loss under any insurance on or in respect of the Vessel or the operation thereof; provided, that Mortgagor shall have such duty only to the extent that such conduct would be taken by a prudent owner.

ARTICLE III.

REMEDIES; APPLICATION OF PROCEEDS

Section 3.1 Sale, Etc.

If an Event of Default shall have occurred and be continuing which has resulted in the Mortgagee accelerating the maturity of the Obligations, the Mortgagee may, to the fullest extent permitted by and in accordance with applicable law:

(a) exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 313 of Title 46 of the United States Code, as amended, or by the applicable laws of any other applicable jurisdiction;

(b) bring suit at law, in equity or in admiralty or initiate and prosecute such other judicial, extrajudicial, or administrative proceedings as it may consider appropriate to recover any and all sums due, or declared due, in respect of the Obligations, with the right to enforce payment of said sums against any assets of the Mortgagor, whether they are covered by this Mortgage or otherwise;

(c) take possession of the Vessel, with or without legal proceedings, at any place where it may be found, and the Mortgagor or any person in possession of the Vessel, forthwith upon request by the Mortgagee, as mortgage creditor, shall deliver possession to the Mortgagee on demand of the Mortgagee, and the Mortgagee shall have the right, subject to applicable law, without being responsible for loss or damage to lay up, hold, charter, lease, operate or otherwise use the Vessel for such period and under such conditions as it may deem most expedient for its interest, accounting only for net profits, if any, arising from such use and charging against all receipts from such use or from the sale of the Vessel by court proceedings or pursuant to subsection (d) below, all reasonable costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given to it to take the Vessel and shall take it, the Mortgagee shall have the right to dock the Vessel at any dock, pier or other premises owned or leased by the Mortgagor without charge, or at any other place at the cost and expense of the Mortgagor;

(d) sell the Vessel at public or private sale, by sealed bids or otherwise, on such terms and conditions as the Mortgagee deems best, free of any claim, commitment or encumbrance, regardless of the nature thereof, in favor of the Mortgagor and, except as provided by law, any other person, upon advance notice or at least three different days, the first of which shall be published at least ten (10) days and the last at least three (3) days prior to the date fixed for such sale published in any newspaper authorized to publish legal notices of that kind in the port of registry and the place of sale of the Vessel and by sending notice of such sale at least fourteen (14) days prior to the date fixed for such sale, by telegraph, cable or telex, confirmed by mail, to the Mortgagor. In the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale. Sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any public sale, and shall have the right to credit on the purchase price any and all sums of money due hereunder.

As used in this Mortgage, “Event of Default” shall mean the occurrence of any Event of Default under the Indenture.

Section 3.2 Finality of Sale.

A sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall bar the Mortgagor, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given or whether any default has occurred, or as to the propriety of the sale, or as to application of the proceeds thereof.

Section 3.3 Powers and Rights of Mortgagee Upon Notice of Default.

During the occurrence and continuance of an Event of Default and after the acceleration of the Notes, Mortgagee shall have the following powers and rights:

(a) Sale. The Mortgagor does hereby irrevocably appoint the Mortgagee and its successors and assigns the true and lawful attorney of the Mortgagor, in its name and stead, for the purpose of Sections 3.1 and 3.2, to make all necessary transfers of the Vessel, and for that purpose the Mortgagee shall execute all necessary instruments of assignment and transfer (including bills of sale), the Mortgagor hereby ratifying and confirming all that its said attorney shall lawfully do by virtue hereof. Nevertheless, the Mortgagor shall, if so requested by the Mortgagee, ratify and confirm any sale of the Vessel by executing and delivering to the purchaser thereof such proper bills of sale, conveyances, instruments of transfer and releases as may be designated in such request.

(b) Revenues and Proceeds of Vessel; Prior Liens. The Mortgagee is hereby irrevocably (i) appointed attorney-in-fact of the Mortgagor, with the power, among other things in the name of the Mortgagor to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel, and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due in respect of the Vessel or in respect of any insurance thereon from any person whomsoever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing, the Mortgagor hereby confirming and ratifying the same; and (ii) authorized to pay or furnish indemnity in the proper amounts against any Liens which have or may (in the opinion of the Mortgagee) have priority over the Lien of this Mortgage and which are not permitted under this Mortgage.

(c) Additional Rights. The Mortgagor covenants and agrees that in addition to any and all other rights, powers and remedies elsewhere in this Mortgage granted to and conferred upon the Mortgagee, the Mortgagee in any suit to enforce any of its rights, powers or remedies shall be entitled as a matter of right and not as a matter of discretion (i) to seek the appointment of a receiver or receivers of the Vessel and any receiver or receivers so appointed shall have full right and power to use and operate the Vessel as shall be ordered by the federal court, and (ii) to a decree ordering and directing the sale and disposal of the Vessel, and the Mortgagee may become the purchaser at such sale and shall have the right to credit against the purchase price any and all sums of money due hereunder.

Section 3.4 Restoration of Position.

In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall, subject to any determination in such proceeding, be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall, subject to any determination in such proceeding, continue as if no such proceedings had been taken.

Section 3.5 Application of Proceeds.

The proceeds of any sale and net earnings derived from the operation, use, charter, or any other employment of the Vessel by the Mortgagee, as mortgage creditor, and within any of the powers and authority above given, as well as the proceeds of any judgment which the Mortgagee may obtain by reason of the breach of failure to perform any of the terms of this Mortgage, as well as the proceeds of any claim for damage received by the Mortgagee while exercising the powers and the authorities above given shall be applied as follows: (i) to the payment of all reasonable charges and expenses, including the costs of any public or private sale or sales, the cost of replevying or taking possession of the Vessel which may be incurred or paid out by the Mortgagee, as mortgage creditor, and the expenses and reasonable administrator and attorneys’ fees incurred on foreclosure or in the protection of the rights and interests of the Mortgagee founded upon this Mortgage; (ii) to pay or to furnish indemnity in the proper amounts against any Liens which have or may (in the opinion of the Mortgagee) have priority over the Lien of this Mortgage and which are not Liens permitted under this Mortgage; (iii) to reduce or pay in full the Obligations; and (iv) to the payment of any surplus thereafter remaining to the Mortgagor or to whomsoever shall be entitled thereto.

Section 3.6 No Transfer in Violation of Shipping Act.

Notwithstanding any other provision herein to the contrary, no sale, charter, transfer or other disposition of the Vessel or any interest therein may be made to any entity not a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, without the approval of the Secretary of Transportation of the United States. Furthermore, the Vessel shall not be operated by the Trustee without the approval of the Secretary of Transportation.

Section 3.7 Gaming Authority.

Each of the provisions of this Mortgage is subject to, and shall be enforced in compliance with, the requirements of any applicable Gaming Authority.

ARTICLE IV.

GENERAL POWERS OF MORTGAGEE

Section 4.1 General Powers of Mortgagee.

(a) Arrest or Detention of Vessel. In the event that the Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction in any country or nation of the world or by any government or other entity and shall not be released from arrest or detention within thirty (30) days from the date of arrest or detention, the Mortgagor does hereby authorize and empower the Mortgagee, in the name of the Mortgagor, or its successors or assigns, to apply for and receive possession of and to take possession of the Vessel with all the rights and powers that the Mortgagor, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee but also by its appointee or appointees, with full power of substitution, to the same extent as if the said appointee or appointees had been named as the attorney above named by express designation.

(b) Suits. The Mortgagor also authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Mortgagor, its successors or assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged Lien against the Vessel from which the Vessel has not been released in accordance with the terms of this Mortgage and to take such proceedings as to it may seem proper towards the defense of such suit and the discharge of such Lien.

(c) Reimbursement of Expenses. If Mortgagor fails to perform any obligation or covenant under this Mortgage, Mortgagee shall have the right, but not the obligation, to perform or take such actions to comply with the terms of this Mortgage, and all amounts reasonably expended in connection with such conduct shall be a demand obligation of Mortgagor owing to Mortgagee at the post-default rate of interest specified in the Notes and shall be secured by the Lien of this Mortgage and the other Collateral Documents.

ARTICLE V

SUNDRY PROVISIONS

Section 5.1 Defeasance.

If the Obligations shall have been satisfied and discharged then this Mortgage and the estate and rights hereunder shall cease, determine, and become null and void; and the Mortgagee, on the request of the Mortgagor and at the Mortgagor’s cost and expense, shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon its and other appropriate records and shall execute and deliver to the Mortgagor such instruments as may be necessary in the Mortgagor’s reasonable opinion to duly acknowledge the satisfaction and discharge of this Mortgage.

Section 5.2 Right of Peaceful Enjoyment.

During the term of this Mortgage and so long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have full and peaceful enjoyment, use, right to possession and control of the Vessel.

Section 5.3 Cumulative Remedies; No Waiver.

Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein or now or hereafter existing at law, in equity, in admiralty, or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No course of dealing on the part of the Mortgagee, its officers, employees, consultants or agents, nor any delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy shall operate as a waiver of any such right, power or remedy. This Mortgage is one of the Collateral Documents referred to in the Indenture, and all provisions of the Indenture that apply to Collateral Documents generally shall apply to this Mortgage as if set forth herein at length.

Section 5.4 Further Assurances.

In the event that this Mortgage, or any provisions hereof, shall be deemed invalid in whole or in part by reason of any present or future law or any decision of any court having jurisdiction, or if the documents at any time held by the Mortgagee shall be deemed by the Mortgagee for any reason insufficient to carry out the rights and powers granted to the Mortgagee herein, then, from time to time, the Mortgagor will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered such other and further assurances and documents as in the opinion of the Mortgagee may reasonably be required in order to more effectively subject the Vessel to the lien of this Mortgage or more effectively subject the Vessel to the performance of the terms and provisions of this Mortgage, or to enable this Mortgage to continuously enjoy the status of a preferred ship mortgage.

Section 5.5 Priority.

The priority of the Liens and the rights of the Mortgagee in respect of this Mortgage are subject to that certain order entered into by the United States Bankruptcy Court for the Western District of Louisiana, Shreveport Division (the “Bankruptcy Court”) on July 6, 2005 confirming the Joint Plan of Reorganization of the Hollywood Casino Shreveport, Shreveport Capital Corporation, a Louisiana corporation, HCS-Golf Course LLC and the Bondholder Committee Proposed July 6, 2005 (the “Confirmation Order”) and the supplemental order entered into by the Bankruptcy Court on July 7, 2005 that attaches the omitted Exhibit A to the Confirmation Order (the “Supplemental Order” and together with the Confirmation Order, the “Order”). Without limiting the generality of the foregoing and pursuant to the Order, the priority of the Liens and the rights of the Mortgagee in respect of this Mortgage shall be pari passu and consolidated with the Liens and the rights of Mortgagee in respect of that certain Preferred Ship Mortgage dated as of August 4, 2000 and filed and recorded at Book 00-112, Page 28 of the records of the United States Coast Guard National Vessel Documentation Center at 10:45 a.m. on September 14, 2000.

Section 5.6 Survival of Agreements.

All representations, warranties, covenants and agreements herein contained or made in writing in connection with this Mortgage shall survive the execution of this Mortgage and shall continue in full force and effect until all sums secured hereby shall have been paid in full, and the same shall bind and inure to the benefit of the respective successors and assigns of the Mortgagor and the Mortgagee.

Section 5.7 Notices.

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telex or facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of telex notice, when sent, answerback received, or in the case of facsimile transmission, when received and telephonically confirmed, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto or any assignee thereof or successor thereto:

Mortgagor:	Eldorado Casino Shreveport Joint Venture
c/o Eldorado Resorts LLC
345 North Virginia Street Reno, Nevada 89501 Attention: Chief Financial Officer
Facsimile No.: 775-348-7513

with copies to:

Eldorado Casino Shreveport Joint Venture
451 Clyde Fant Parkway
Shreveport, Louisiana 71101
Attention: John Hull

Wolf, Block, Schorr and Solis-Cohen LLP
250 Park Avenue
New York, New York 10177
Attention:
Facsimile No.: 212-986-0604

Mortgagee:	U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103
Attention: Corporate Trust Services
Re: Eldorado Casino Shreveport
Facsimile No: 860-241-6897

Section 5.8 Counterparts.

This instrument may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original.

Section 5.9 Section Headings.

The section headings used in this Mortgage are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Mortgage.

Section 5.10 GOVERNING LAW.

THIS MORTGAGE, AND ALL OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, SHALL BE GOVERNED BY TITLE 46, UNITED STATES CODE, CHAPTERS 301 AND 313 AND THE FEDERAL MARITIME LAWS OF THE UNITED STATES OF AMERICA AND, ONLY TO THE EXTENT NOT ADDRESSED THEREBY, BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, §§ 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 5.11 Amendments and Waivers.

None of the terms or provisions of this Mortgage may be waived, amended, supplemented or otherwise modified except if made or given in compliance with the terms and provisions of the Indenture.

Section 5.12 Termination.

The grant of the Liens hereunder and all of Mortgagee’s rights, powers and remedies in connection therewith, shall unless otherwise provided in the Indenture or this Mortgage, remain in full force and effect until payment in full of (A) the Notes under the terms of the Indenture and (B) all Obligations then due and owing under the Indenture, the Notes and the Collateral Documents; provided, however, that after receipt from the Mortgagor by the Trustee of a request for a release of the Vessel permitted under the Indenture upon the sale, transfer, assignment, exchange or other disposition of the Vessel not prohibited by the Indenture or otherwise (and upon receipt by the Trustee of all proceeds of such sale, transfer, assignment, exchange or other disposition to the extent required to be remitted to the Trustee under the Indenture), the Vessel shall be released from the Lien and security interest created hereunder in accordance with the provisions of the Indenture and no longer be subject to the Liens granted herein. Upon the payment in full of (A) the Notes under the terms of the Indenture and (B) all Obligations then due and owing under the Indenture and the Collateral Documents, the Mortgagor shall be entitled to the return, upon its request and at its expense, of the Vessel.

Upon any termination of this Mortgage or release of the Vessel as permitted by the Indenture, the Mortgagee will, at the expense of the Mortgagor, execute and deliver to the Mortgagor such documents and take such other actions as the Mortgagor shall reasonably request to evidence the termination of this Mortgage or the release of the Vessel, as the case may be. Any such action taken by the Mortgagee shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Mortgagee of its interests in the Vessel, and shall be at the expense of the Mortgagor. The Mortgagee may conclusively rely on any certificate delivered to it by the Mortgagor stating that the execution of such documents and release of the Vessel is in accordance with and permitted by the terms of the Indenture and this Mortgage.

To the extent that any payments on the Obligations or proceeds of the Vessel are subsequently invalidated, declared to be fraudulent or preferential set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Mortgagee, and Mortgagee’s security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Mortgage shall be automatically reinstated if it shall theretofore have been terminated pursuant hereto.

Section 5.13 Indenture.

This Mortgage is issued to Mortgagee as collateral agent pursuant to the terms, conditions and provisions of the Indenture.

Section 5.14 Rights of Holders.

No Holder shall have any independent rights hereunder other than those rights granted to individual Holders pursuant to Section 6.07 of the Indenture; provided that nothing in this Section 5.14 shall limit any rights granted to the Trustee under the Notes, the Indenture or the Collateral Documents.

Section 5.15 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Mortgagor as such, or the Holder of any of the Notes, or any successor Person, as such, shall have any liability for any obligations of the Mortgagor under this Mortgage or for any claim based on, in respect of, or by reason of, such obligations or their creation.

ARTICLE VI.

AMOUNT OF MORTGAGE; RECORDATION

Section 6.1 Recordation. For the purpose of this Mortgage and the recordation of this Mortgage on the documents of the Vessel as required by Chapter 313 of Title 46 of the United

States Code, as amended, the total amount of this Mortgage is $140,000,000.00 plus interest and performance of mortgage covenants. The Vessel subject to this Mortgage is identified on Schedule 6.1 hereto. The Mortgagor holds an interest of 100% in the Vessel and 100% of such interest is subject to this Mortgage. The addresses of the parties are:

Mortgagor:	Eldorado Casino Shreveport Joint Venture
c/o Eldorado Resorts LLC
345 North Virginia Street
Reno, Nevada 89501
Attention: Chief Financial Officer

Mortgagee:	U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103
Attention: Corporate Trust Services

Although it is not intended that this Mortgage include any property other than the whole of the Vessel named on Schedule 6.1 hereto, including earned freights, if any determination is made at any time that for any reason this Mortgage does include any property other than a “vessel” within the meaning of 46 U.S.C. (S) 31322(c)(1), then such property may be separately discharged from the lien of this Mortgage (but not the lien of any other security instruments) by the payment of .01% of the said total amount.”

SECTION 2. MISCELLANEOUS.

(a) This First Amendment relates only to the specific matters covered herein and shall not constitute a consent to or waiver or modification of any other provision, term or condition of the Original 2001 Mortgage.

(b) All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Original 2001 Mortgage shall remain in full force and effect except as expressly provided herein.

(c) Nothing contained herein shall be construed (i) as a novation of the Original 2001 Mortgage, or (ii) to release, cancel, terminate or otherwise impair the preferred status or priority of the preferred lien created by the Original 2001 Mortgage.

(d) The interest of the Mortgagor in the Vessel and interest mortgaged by the Original 2001 Mortgage, as amended hereby, is that of one hundred percent (100%) absolute and sole ownership.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

WITNESSES:	MORTGAGOR:

/s/ Robert M. Jones	ELDORADO CASINO SHREVEPORT JOINT
Name: Robert M. Jones	VENTURE, a Louisiana general partnership

/s/ Mike Whitemaire	BY:	HCS I, Inc.,
Name: Mike Whitemaire		a Louisiana corporation
its Managing General Partner

	By:	/s/ John C. Hull
Name:
Title:

/s/ Jeffrey M. Barbin
NOTARY PUBLIC

Printed Name:	Jeffrey M. Barbin
Notary Public in and for said County and State

WITNESSES:	MORTGAGEE:

/s/ David Levine	U.S. BANK NATIONAL ASSOCIATION,
Name: David Levine	as Collateral Agent and Trustee

/s/ Victoria Z. Xu	By:	/s/ Michael M. Hopkins
Name: Victoria Z. Xu	Name:	Michael M. Hopkins
	Title:	Vice President

/s/ E.W. Jefferson III
NOTARY PUBLIC

Printed Name:	E.W. Jefferson III
Notary Public in and for said County and State

STATE OF	Louisiana	)
)
PARISH OF	East Baton Rouge	)

On July 19, 2005, before Jeffrey M. Barbin, the undersigned, a Notary Public in and for said State, personally appeared John Hull, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

/s/ Jeffrey M. Barbin
Notary Public in and for said County and State

STATE OF	California	)
)
COUNTY OF	Los Angeles	)

On July 19, 2005, before E.W. Jefferson III, the undersigned, a Notary Public in and for said State, personally appeared Michael M. Hopkins, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

/s/ E.W. Jefferson III
Notary Public in and for said County and State

SCHEDULE 2.2

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Other Liens

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First Preferred Ship Mortgage by Eldorado Casino Shreveport Joint Venture (previously known as Hollywood Casino Shreveport), a Louisiana partnership, as mortgagor, in favor of U.S. National Bank Association (as successor in interest to State Street Bank and Trust Company), as mortgagee, dated August 4, 2000 and filed and recorded at Book 00-112, Page 28 of the records of the United States Coast Guard National Vessel Documentation Center at 10:45 a.m. on September 14, 2000.

SCHEDULE 6.1

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Description of Vessel

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Vessel Name	Official Number
Hollywood Dreams	1099497

EXHIBIT A

Confirmation Order

See attached.

EXHIBIT B

Supplemental Order

See attached.